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                       SECURITIES AND EXCHANGE COMMISSION
                             WASHINGTON, D.C. 20549

                            SCHEDULE 14A INFORMATION

                  SOLICITING MATERIAL PURSUANT TO SECTION 14(a)
             OF THE SECURITIES EXCHANGE ACT OF 1934 (Amendment No. )

         Filed by the Registrant |X|

         Filed by a Party other than the Registrant |_|

         Check the appropriate box:

         |_|   Preliminary Consent Statement
         |_|   Confidential, for Use of the Commission only (as permitted by Rule 14a-6(e)(2))
         |_|   Definitive Consent Statement
         |_|   Definitive Additional Materials
         |X|   Soliciting Material Pursuant to ss.240.14a-11(c)
               or Rule 14a-12

                           VESTCOM INTERNATIONAL, INC.
                          ----------------------------
                (Name of Registrant as Specified In Its Charter)

   --------------------------------------------------------------------------
   (Name of Person(s) Filing Consent Statement, if other than the Registrant)

         Payment of Filing Fee (Check the appropriate box):

         |X|   No fee required.

         |_| Fee computed on table below per Exchange Act Rules 14a-6(i)(4) and 0-11.

               (1)   Title of each class of securities to which transaction
                     applies:
                     __________________________________________________________

               (2)   Aggregate number of securities to which transaction
                     applies:
                     __________________________________________________________

               (3) Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11 (Set forth the amount on which the filing fee is calculated and state how it was determined):

                     __________________________________________________________

               (4)   Proposed maximum aggregate value of transaction:

                     __________________________________________________________

               (5)   Total fee paid:
                     __________________________________________________________

         |_|   Fee paid previously with preliminary materials.

         |_| Check box if any part of the fee is offset as provided by Exchange Act Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the Form or Schedule and the date of its filing.

               (1)   Amount Previously Paid:
                     __________________________________________________________

               (2)   Form, Schedule or Registration Statement No.:
                     __________________________________________________________

               (3)   Filing Party:
                     __________________________________________________________

               (4)   Date Filed:
                     __________________________________________________________


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             Vestcom International Releases Letter To Shareholders;

                              Responds to Dissident


    WEST CALDWELL, N.J., March 8, 2002 -- Vestcom International, Inc. (Nasdaq:
VESC), a leading provider of business communications solutions and marketing services, today released the following letter to shareholders.

                                 March 8, 2002

Dear Fellow Shareholder:

         As the Company indicated in its March 4th press release, your Board of Directors has authorized the engagement of an investment banker to assist the Company in evaluating expressions of interest in acquiring the Company. The engagement is part of the Board's ongoing process to explore ways to maximize shareholder value for all shareholders.

         In the midst of the Board's ongoing process, V Investment Partners, LLC (the "dissident") notified the Company of its plans to nominate its own slate of directors to stand for election to the Company's Board. After the Company's public announcement on March 4th, the dissident chose to go forward with its contest for control of the Board by making a public announcement. The dissident states in its announcement that its slate has new ideas aimed at maximizing shareholder value. No ideas are detailed, yet the dissident suggests that you, the shareholders, not support the real and tangible actions taken by your Board.

         Instead of supporting your Board's publicly announced goals, the dissident has chosen to promote its own goals, which may or may not benefit all other shareholders. In its notice to the Company, the dissident indicates that as of the middle of February 2002, collectively with its slate, it owns only approximately 259,000 shares (or 2.8%) of the Company's stock. Significantly, the dissident's notice indicates that the dissident and its nominees not only bought shares in the Company's stock, but also sold shares over a period from February of 2000 through January of 2002. Based upon this activity, it is unclear how committed the dissident and its nominees are to your Company.

         Your Board and management ask that you permit us to continue our efforts to enhance shareholder value, and that you support the Company's current evaluation process. We hope you will not allow the dissident's rhetoric to place the future of your Company in the hands of people who do not understand our Company, its vision and our industry the way we do.

         On behalf of your entire Board of Directors, thank you for your continued support.

                                         Sincerely,


                                         Joel Cartun
                                         Chairman of the Board



         This letter is not a proxy statement or a consent statement. The Board of Directors is not soliciting any authorization, consent or revocation through this letter. The Board of Directors presently intends to solicit an authorization, consent or revocation from the shareholders, by filing with the SEC and delivering to the shareholders a proxy, consent or revocation statement. If the Board of Directors does so, please read it carefully, because it will contain important information about the Company, the Board of Directors, and the matters that the Board will ask the shareholders to consider and either act upon or consent to.

         You may receive materials from, or be contacted by the dissident or its associates. We urge you not to take any action in response to such materials before you receive this year's proxy statement or a consent or revocation statement from the Company.

         Vestcom files reports, proxy statements and other information with the SEC under the Securities Exchange Act of 1934, as amended. The SEC maintains an Internet world wide web site at http://www.sec.gov, that provides access, without charge, to such reports, proxy statements and other information. You can also obtain such reports, proxy statements and other information, without charge, from Vestcom, by contacting the Corporate Secretary, telephone: 973.882.7000, facsimile: 973.882.9724.

                           PARTICIPANTS IN THIS LETTER

         This letter is being delivered to you on behalf of the Board of Directors of Vestcom International, Inc. pursuant to Rule 14a-12 under the Securities Exchange Act of 1934, as amended. Pursuant to that Rule, each of your Board member's names and holdings of Vestcom's common stock as of March 1, 2002, are listed below:

                                                           Shares
                                                    Beneficially Owned(1)
                                                    ---------------------
Stockholder                                           Number      Percent
-----------                                         -----------   -------
Joel Cartun................................         1,546,498(2)    17.1%
Brendan Keating............................           179,500(3)     2.0
Stephen R. Bova............................           228,600(4)     2.5
Leonard J. Fassler.........................            34,500(5)       *
Robert J. Levenson.........................            36,500(6)       *
David M. Walke.............................                 0         --
Richard D. White...........................            70,296(7)       *
*Less than one percent

(1) Unless otherwise indicated, each of the named stockholders possesses sole voting and investment power with respect to the shares beneficially owned. Shares covered by stock options are included in the table to the extent that they are exercisable within 60 days from the date of this Statement.
(2) Includes 200,000 shares held by trusts for the benefit of Mr. Cartun's children. As trustee of such trusts, Mr. Cartun's wife has the right to vote and dispose of such shares.
(3)  Includes 110,000  shares issuable upon the exercise of stock options.
(4)  Includes 32,000 shares issuable upon the exercise of stock options.
(5) Includes 1,000 shares held by Mr. Fassler's wife. Mr. Fassler disclaims beneficial ownership of such shares. Also includes 32,000 shares issuable upon the exercise of stock options.
(6)  Includes 27,000 shares issuable upon the exercise of stock options.
(7)  Includes 32,000 shares issuable upon the exercise of stock options.

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                    CAUTION ABOUT FORWARD LOOKING STATEMENTS


         This Schedule 14A contains forward-looking statements within the meaning of Section 27A of the Securities Act of 1933, as amended, and Section 21E of the Securities Exchange Act of 1934, as amended, that are based on the beliefs of the Company's management and Board of Directors, as well as assumptions made by and information currently available to the Company's management and Board of Directors. Such statements reflect the current views of the Company or the Board of Directors with respect to future events based on currently available information and are subject to risks and uncertainties that could cause actual results to differ materially from those contemplated in such forward-looking statements.

         Factors that could cause actual results to differ materially from the Company's expectations include, but are not limited to, the following: uncertainty relating to general economic conditions, the ability of the Company to execute and manage the Company's growth strategy, the results of the Company's investment spending, the ability to realize reduced cost savings including overhead costs, operating efficiencies and enhanced services at the Company's consolidated facilities, the continued review of additional consolidations and the timing and costs of any additional consolidations, the ability to attract and retain key customers and other factors which are described from time to time in the Company's public filings with the Securities and Exchange Commission, news releases and other communications. Also, when the Company uses the words "believes," "expects," "anticipates," "estimates," "plans," "intends," "objectives," "goals," "aims," "projects" or similar words or expressions, the Company is making forward-looking statements. Readers are cautioned not to place undue reliance on these forward-looking statements, which speak only as of the date hereof. The Company does not undertake any obligation to release publicly any revisions to these forward-looking statements to reflect events or circumstances after the date hereof or to reflect the occurrence of unanticipated events.